SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED AUGUST 29, 2007 (TO PROSPECTUS DATED JULY 27, 2007)	As filed pursuant to Rule 424(b)(5) Under the Securities Act of 1933 Registration No. 333-140958

CWMBS, INC.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

CHL Mortgage Pass-Through Trust 2007-17
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-17

Class M and Class B-1 Certificates

This Supplement modifies certain information contained in the Prospectus Supplement, dated August 29, 2007 (the “Prospectus Supplement”) relating to the Mortgage Pass-Through Certificates, Series 2007-17. This Supplement has been prepared in connection with the sale by CWMBS, Inc. to Countrywide Securities Corporation of the Class M and Class B-1 Certificates, and the distribution of the Class M and Class B-1 Certificates by Countrywide Securities Corporation to the public in negotiated transactions at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class M and Class B-1 Certificates are expected to be approximately $19,847,870.23, plus accrued interest, before deducting expenses.

This Supplement modifies the information contained in the following sections of the Prospectus Supplement:

•	the “Summary—ERISA Considerations” section on page S-23 of the Prospectus Supplement;

•	the “Risk Factors” section beginning on page S-25 of the Prospectus Supplement; and

•	the “Static Pool Data” section beginning on page S-53 of the Prospectus Supplement.

•	the “ERISA Considerations” section beginning on page S-111 of the Prospectus Supplement; and

•	the “Method of Distribution” section on page S-114 of the Prospectus Supplement.

In addition, the Certificateholder Monthly Distribution Summary for the distribution date occurring in September 2007 is attached hereto as Annex A and provides information regarding the distribution made to the certificates on the distribution date occurring in September 2007, updated information regarding the mortgage loans and certain other information.

Countrywide Securities Corporation

The date of this Supplement is October 9, 2007.

Summary - ERISA Considerations

The first sentence of the section of the Prospectus Supplement titled “Summary—ERISA Considerations” on page S-23 of the Prospectus Supplement is replaced by the following:

The offered certificates (other than the Class 1-A-4, Class 2-A-2, Class 3-A-2, Class 4-A-2, Class X, Class PO, Class A-R and Class B-2 Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Risk Factors

The section of the Prospectus Supplement titled “Risk Factors” beginning on page S-25 of the Prospectus Supplement is modified by replacing the final two risk factors in that section with the following:

Mortgage Loans With Larger Principal Balances May Have A Disproportionate Effect On Your Certificates
The tables in Annex A entitled “Current Mortgage Loan Principal Balances” specify the percentage of the mortgage loans in each loan group, by aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date, that have principal balances in each of the ranges specified in those tables. The prepayment, delinquency, default and loss experience of mortgage loans with large principal balances may have a greater effect on the performance of the certificates related to the applicable loan group than other mortgage loans. Significant realized losses on one or more mortgage loans with large principal balances will result in a substantial reduction or total write-down of the class certificate balance of one or more classes of subordinated certificates.

Withdrawal Or Downgrading Of Initial Ratings Is Likely To Affect The Values Of The Certificates
The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

The ratings on the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans. A reduction or withdrawal of the ratings assigned to the certificates is likely to reduce the market value of the certificates and may affect your ability to sell them.

Recent Developments In The Residential Mortgage Market May Adversely Affect The Performance And Market Value Of Your Securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months and may continue to increase. These increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation, and housing values are expected to remain stagnant or decrease during the near term.  A continued decline or an extended flattening of housing values may result in additional increases in delinquencies and losses on residential mortgage loans generally.

Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by Countrywide Home Loans, Inc. These increases in delinquencies and losses (as adjusted for age) are most pronounced for recent vintages and are especially pronounced for those securitized pools that include loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios or lower credit scores. See “Static Pool Data” in this prospectus supplement and the Internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of Countrywide Home Loans, Inc.

In addition, numerous residential mortgage loan originators have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of your securities.

Numerous laws, regulations and rules related to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Certificateholders will bear the risk that these future regulatory developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.

Lack Of Liquidity In The Secondary Market May Adversely Affect The Market Value Of Your Securities
The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from reduced investor demand for mortgage loans and mortgage-backed securities and increased investor yield requirements for those loans and securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors. See “Risk Factors—Secondary Market For The Securities May Not Exist” in the prospectus.

If only a portion of the certificates have been sold to the public, the market for the certificates could be illiquid because of the small amount of certificates held by the public. In addition, the market overhang created by the existence of certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you receive for, your certificates.

Static Pool Data

The section of the Prospectus Supplement titled “Static Pool Data” beginning on page S-53 of the Prospectus Supplement is modified by replacing the paragraphs in that section with the following:

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200710. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the mortgage loans and that were established before January 1, 2006; or

•	in the case of information regarding the mortgage loans, information about the mortgage loans for periods before January 1, 2006.

Delinquency data available at the foregoing web address has been calculated according to the MBA Method.

We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity’s mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity’s mortgage loans will perform in the same way that any of those pools has performed.

ERISA Considerations

The seventh, eighth, ninth and tenth paragraphs of the section of the Prospectus Supplement titled “ERISA Considerations” beginning on page S-111 of the Prospectus Supplement are replaced by the following:

It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class 1-A-4, Class 2-A-2, Class 3-A-2, Class 4-A-2, Class 1-PO, Class 2-PO, Class 4-PO, Class 1-X, Class 2-X, Class 3-X, Class 4-X, Class A-R and Class B-2 Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- (or its equivalent) from at least one of S&P, Fitch, Moody’s, DBRS Limited or DBRS, Inc., certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

Because the Class 1-A-4, Class 2-A-2, Class 3-A-2, Class 4-A-2, Class 1-PO, Class 2-PO, Class 4-PO, Class 1-X, Class 2-X, Class 3-X, Class 4-X and Class B-2 Certificates are not being purchased by any underwriter to whom an exemption similar to the Exemption has been granted, the Class 1-A-4, Class 2-A-2, Class 3-A-2, Class 4-A-2, Class 1-PO, Class 2-PO, Class 4-PO, Class 1-X, Class 2-X, Class 3-X, Class 4-X and Class B-2 Certificates do not currently meet the requirements of the Exemption or any comparable individual administrative exemption granted to any underwriter. Consequently, the Class 1-A-4, Class 2-A-2, Class 3-A-2, Class 4-A-2, Class 1-PO, Class 2-PO, Class 4-PO, Class 1-X, Class 2-X, Class 3-X, Class 4-X and Class B-2 Certificates may be transferred only if the conditions in the first or third bullet points in the next paragraph are met.

Because the characteristics of the Class A-R Certificates may not meet the requirements of the Exemption, or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction giving rise to excise taxes or civil penalties if it purchases and holds Class A-R Certificates. Consequently, transfers of the Class A-R Certificates (and of certificates of any class that, because of a change of rating, no longer satisfy the rating requirement of the Exemption) will not be registered by the trustee unless the trustee receives:

•
a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan’s assets to effect the transfer;

•
a representation that the transferee is an insurance company which is purchasing the certificate with funds contained in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) ) and that the purchase and holding of the certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

•
an opinion of counsel satisfactory to the trustee that the purchase and holding of the certificate by a Plan, or a person acting on behalf of a Plan or using a Plan’s assets, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

The first representation will be deemed to have been made by the transferee’s acceptance of a Class 1-A-4, Class 2-A-2, Class 3-A-2, Class 4-A-2, Class 1-PO, Class 2-PO, Class 4-PO, Class 1-X, Class 2-X, Class 3-X, Class 4-X or Class B-2 Certificate. If the representation is not true, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is initiated without the required opinion of counsel, the attempted transfer or acquisition shall be void.

Method of Distribution

The section of the Prospectus Supplement titled “Method of Distribution” on page S-114 of the Prospectus Supplement is modified by replacing the last paragraph of that section with the following:

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and CSC, the depositor has agreed to sell the Class M and Class B-1 Certificates to CSC. CSC has agreed to purchase from the depositor the Class M and Class B-1 Certificates.

Distribution of the Class M and Class B-1 Certificates will be made by CSC from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. CSC may effect such transactions by selling the Class M and Class B-1 Certificates to or through dealers and such dealers may receive from CSC, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. CSC and any dealers that participate with CSC in the distribution of the Class M and Class B-1 Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Class M and Class B-1 Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The depositor has been advised by CSC that it intends to make a market in the Class M and Class B-1 Certificates but CSC has no obligation to do so. There can be no assurance that a secondary market for the Class M and Class B-1 Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

The depositor has agreed to indemnify CSC against, or make contributions to CSC with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

ANNEX A

[Certificate Monthly Distribution Summary]

THE BANK OF NEW YORK
101 Barclay Street, 4W			Distribution Date: 09/25/07
New York, NY 10286
Officer:	Michael Cerchio	212-815-6314
Associate:	Jonathan Conte	212-815-6146

CWMBS, Inc.
CHL Mortgage Pass-Through Trust 2007-17
Series 2007-17

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Recombination Classes	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12544KAA1	Senior	Deposit- 0.00%	Fix-30/360	367,900,000.00	6.000000	897,122.17	1,839,500.00	2,736,622.17	-	367,002,877.83	-
1A2	12544KAB9	Senior	Exchange-100.00%	Fix-30/360	356,900,000.00	6.000000	870,298.73	1,784,500.00	2,654,798.73	-	356,029,701.27	-
1A3	12544KAC7	Senior	Exchange-100.00%	Fix-30/360	11,000,000.00	6.000000	26,823.44	55,000.00	81,823.44	-	10,973,176.56	-
1A4	12544KAD5	Senior	N/A	Fix-30/360	12,951,000.00	6.000000	31,580.94	64,755.00	96,335.94	-	12,919,419.06	-
1A5	12544KAY9	Senior	Exchange- 0.00%	Var-30/360	294,320,000.00	6.257500	717,697.74	1,534,756.17	2,252,453.91	-	293,602,302.26	-
1A6	12544KAZ6	Senior	Exchange- 0.00%	Var-30/360	73,580,000.00	4.970000	179,424.43	304,743.83	484,168.27	-	73,400,575.57	-
1X	12544KAE3	Strip IO	N/A	Var-30/360	337,133,222.00	0.309407	-	86,926.21	86,926.21	-	342,282,964.92	-
PO1	12544KBA0	Strip PO	N/A	Fix-30/360	1,910,345.00	0.000000	133,448.91	-	133,448.91	-	1,776,896.09	-
2A1	12544KAF0	Senior	Exchange-100.00%	Fix-30/360	303,740,000.00	6.500000	2,909,435.06	1,645,258.33	4,554,693.40	-	300,830,564.94	-
2A2	12544KAG8	Senior	N/A	Fix-30/360	10,702,000.00	6.500000	102,511.27	57,969.17	160,480.44	-	10,599,488.73	-
2A3	12544KBB8	Senior	Deposit- 0.00%	Fix-30/360	211,788,000.00	6.500000	2,909,435.06	1,147,185.00	4,056,620.06	-	208,878,564.94	-
2A4	12544KBC6	Senior	Deposit- 0.00%	Fix-30/360	60,482,000.00	6.500000	-	327,610.83	327,610.83	-	60,482,000.00	-
2A5	12544KBD4	Senior	Deposit- 0.00%	Fix-30/360	31,470,000.00	6.500000	-	170,462.50	170,462.50	-	31,470,000.00	-
2X	12544KAH6	Strip IO	N/A	Var-30/360	319,364,272.00	0.281642	-	74,955.19	74,955.19	-	318,114,559.40	-
PO2	12544KBE2	Strip PO	N/A	Fix-30/360	147,048.00	0.000000	39,490.68	-	39,490.68	-	107,557.32	-
3A1	12544KAJ2	Senior	N/A	Fix-30/360	78,500,000.00	6.750000	43,124.96	441,562.50	484,687.46	-	78,456,875.04	-
3A2	12544KAK9	Senior	N/A	Fix-30/360	2,769,000.00	6.750000	1,521.18	15,575.63	17,096.81	-	2,767,478.82	-
3X	12544KAL7	Strip IO	N/A	Var-30/360	84,217,612.00	0.374033	-	26,250.14	26,250.14	-	84,172,253.18	-
4A1	12544KAM5	Senior	N/A	Fix-30/360	66,580,000.00	5.750000	481,967.61	319,029.17	800,996.78	-	66,098,032.39	-
4A2	12544KAN3	Senior	N/A	Fix-30/360	2,337,000.00	5.750000	16,917.37	11,198.13	28,115.49	-	2,320,082.63	-
4X	12544KAP8	Strip IO	N/A	Var-30/360	60,308,025.00	0.419812	-	21,098.38	21,098.38	-	59,852,325.96	-
PO4	12544KAQ6	Strip PO	N/A	Fix-30/360	295,355.00	0.000000	1,187.66	-	1,187.66	-	294,167.34	-
AR	12544KAU7	Residual	N/A	Fix-30/360	100.00	6.000000	100.00	0.50	100.50	-	-	-

M	12544KAV5	Subordinate	N/A	Var-30/360	16,255,000.00	6.237017	8,218.66	84,485.59	92,704.26	-	16,246,781.34	-
B1	12544KAW3	Subordinate	N/A	Var-30/360	5,711,000.00	6.237017	2,887.53	29,683.00	32,570.53	-	5,708,112.47	-
B2	12544KAX1	Subordinate	N/A	Var-30/360	2,636,000.00	6.237017	1,332.78	13,700.65	15,033.43	-	2,634,667.22	-
B3	12544KAR4	Subordinate	N/A	Var-30/360	3,076,000.00	6.237017	1,555.25	15,987.55	17,542.80	-	3,074,444.75	-
B4	12544KAS2	Subordinate	N/A	Var-30/360	879,000.00	6.237017	444.43	4,568.61	5,013.04	-	878,555.57	-
B5	12544KAT0	Subordinate	N/A	Var-30/360	2,196,991.09	6.237017	1,110.82	11,418.89	12,529.71	-	2,195,880.27	-

Totals					878,585,839.09		4,673,957.28	4,763,922.64	9,437,879.92	-	873,911,881.81	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Unscheduled Principal Adjustments	Net Principal Distribution	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12544KAA1	367,900,000.00	367,900,000.00	897,122.17	-	897,122.17	-	367,002,877.83	0.997561505
1A2	12544KAB9	356,900,000.00	356,900,000.00	870,298.73	-	870,298.73	-	356,029,701.27	0.997561505
1A3	12544KAC7	11,000,000.00	11,000,000.00	26,823.44	-	26,823.44	-	10,973,176.56	0.997561505
1A4	12544KAD5	12,951,000.00	12,951,000.00	31,580.94	-	31,580.94	-	12,919,419.06	0.997561505
1A5	12544KAY9	294,320,000.00	294,320,000.00	717,697.74	-	717,697.74	-	293,602,302.26	0.997561505
1A6	12544KAZ6	73,580,000.00	73,580,000.00	179,424.43	-	179,424.43	-	73,400,575.57	0.997561505
1X	12544KAE3	337,133,222.00	337,133,222.00	-	-	-	-	342,282,964.92	1.015275098
PO1	12544KBA0	1,910,345.00	1,910,345.00	133,448.91	-	133,448.91	-	1,776,896.09	0.930144079
2A1	12544KAF0	303,740,000.00	303,740,000.00	2,909,435.06	-	2,909,435.06	-	300,830,564.94	0.990421298
2A2	12544KAG8	10,702,000.00	10,702,000.00	102,511.27	-	102,511.27	-	10,599,488.73	0.990421298
2A3	12544KBB8	211,788,000.00	211,788,000.00	2,909,435.06	-	2,909,435.06	-	208,878,564.94	0.986262512
2A4	12544KBC6	60,482,000.00	60,482,000.00	-	-	-	-	60,482,000.00	1.000000000
2A5	12544KBD4	31,470,000.00	31,470,000.00	-	-	-	-	31,470,000.00	1.000000000
2X	12544KAH6	319,364,272.00	319,364,272.00	-	-	-	-	318,114,559.40	0.996086874
PO2	12544KBE2	147,048.00	147,048.00	39,490.68	-	39,490.68	-	107,557.32	0.731443610
3A1	12544KAJ2	78,500,000.00	78,500,000.00	43,124.96	-	43,124.96	-	78,456,875.04	0.999450637
3A2	12544KAK9	2,769,000.00	2,769,000.00	1,521.18	-	1,521.18	-	2,767,478.82	0.999450637
3X	12544KAL7	84,217,612.00	84,217,612.00	-	-	-	-	84,172,253.18	0.999461409
4A1	12544KAM5	66,580,000.00	66,580,000.00	481,967.61	-	481,967.61	-	66,098,032.39	0.992761075
4A2	12544KAN3	2,337,000.00	2,337,000.00	16,917.37	-	16,917.37	-	2,320,082.63	0.992761075
4X	12544KAP8	60,308,025.00	60,308,025.00	-	-	-	-	59,852,325.96	0.992443808
PO4	12544KAQ6	295,355.00	295,355.00	1,187.66	-	1,187.66	-	294,167.34	0.995978862
AR	12544KAU7	100.00	100.00	100.00	-	100.00	-	-	0.000000000

M	12544KAV5	16,255,000.00	16,255,000.00	8,218.66	-	8,218.66	-	16,246,781.34	0.999494392
B1	12544KAW3	5,711,000.00	5,711,000.00	2,887.53	-	2,887.53	-	5,708,112.47	0.999494392
B2	12544KAX1	2,636,000.00	2,636,000.00	1,332.78	-	1,332.78	-	2,634,667.22	0.999494392
B3	12544KAR4	3,076,000.00	3,076,000.00	1,555.25	-	1,555.25	-	3,074,444.75	0.999494392
B4	12544KAS2	879,000.00	879,000.00	444.43	-	444.43	-	878,555.57	0.999494392
B5	12544KAT0	2,196,991.09	2,196,991.09	1,110.82	-	1,110.82	-	2,195,880.27	0.999494392

Totals		878,585,839.09	878,585,839.09	4,673,957.28	-	4,673,957.28	-	873,911,881.81

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Interest Paid
1A1	367,900,000.00	6.000000	6.000000	1,839,500.00	1,839,500.00	1,839,500.00
1A2	356,900,000.00	6.000000	6.000000	1,784,500.00	1,784,500.00	1,784,500.00
1A3	11,000,000.00	6.000000	6.000000	55,000.00	55,000.00	55,000.00
1A4	12,951,000.00	6.000000	6.000000	64,755.00	64,755.00	64,755.00
1A5	294,320,000.00	6.257500	6.257500	1,534,756.17	1,534,756.17	1,534,756.17
1A6	73,580,000.00	4.970000	4.970000	304,743.83	304,743.83	304,743.83
1X	337,133,222.00	0.309407	0.309407	86,926.21	86,926.21	86,926.21
PO1	1,910,345.00	0.000000	0.000000	-	-	-
2A1	303,740,000.00	6.500000	6.500000	1,645,258.33	1,645,258.33	1,645,258.33
2A2	10,702,000.00	6.500000	6.500000	57,969.17	57,969.17	57,969.17
2A3	211,788,000.00	6.500000	6.500000	1,147,185.00	1,147,185.00	1,147,185.00
2A4	60,482,000.00	6.500000	6.500000	327,610.83	327,610.83	327,610.83
2A5	31,470,000.00	6.500000	6.500000	170,462.50	170,462.50	170,462.50
2X	319,364,272.00	0.281642	0.281642	74,955.19	74,955.19	74,955.19
PO2	147,048.00	0.000000	0.000000	-	-	-
3A1	78,500,000.00	6.750000	6.750000	441,562.50	441,562.50	441,562.50
3A2	2,769,000.00	6.750000	6.750000	15,575.63	15,575.63	15,575.63
3X	84,217,612.00	0.374033	0.374033	26,250.14	26,250.14	26,250.14
4A1	66,580,000.00	5.750000	5.750000	319,029.17	319,029.17	319,029.17
4A2	2,337,000.00	5.750000	5.750000	11,198.13	11,198.13	11,198.13
4X	60,308,025.00	0.419812	0.419812	21,098.38	21,098.38	21,098.38
PO4	295,355.00	0.000000	0.000000	-	-	-
AR	100.00	6.000000	6.035167	0.50	0.50	0.50

M	16,255,000.00	6.237017	6.237017	84,485.59	84,485.59	84,485.59
B1	5,711,000.00	6.237017	6.237017	29,683.00	29,683.00	29,683.00
B2	2,636,000.00	6.237017	6.237017	13,700.65	13,700.65	13,700.65
B3	3,076,000.00	6.237017	6.237017	15,987.55	15,987.55	15,987.55
B4	879,000.00	6.237017	6.237017	4,568.61	4,568.61	4,568.61
B5	2,196,991.09	6.237017	6.237017	11,418.89	11,418.89	11,418.89

Totals	878,585,839.09			4,763,922.64	4,763,922.64	4,763,922.64

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12544KAA1	367,900,000.00	1000.000000000	2.438494630	5.000000000	997.561505370	6.000000
1A2	12544KAB9	356,900,000.00	1000.000000000	2.438494630	5.000000000	997.561505370	6.000000
1A3	12544KAC7	11,000,000.00	1000.000000000	2.438494630	5.000000000	997.561505370	6.000000
1A4	12544KAD5	12,951,000.00	1000.000000000	2.438494630	5.000000000	997.561505370	6.000000
1A5	12544KAY9	294,320,000.00	1000.000000000	2.438494630	5.214583333	997.561505370	6.257500
1A6	12544KAZ6	73,580,000.00	1000.000000000	2.438494630	4.141666667	997.561505370	4.970000
1X	12544KAE3	337,133,222.00	1000.000000000	0.000000000	0.257839334	1015.275097748	0.309407
PO1	12544KBA0	1,910,345.00	1000.000000000	69.855921313	0.000000000	930.144078687	0.000000
2A1	12544KAF0	303,740,000.00	1000.000000000	9.578702392	5.416666667	990.421297608	6.500000
2A2	12544KAG8	10,702,000.00	1000.000000000	9.578702392	5.416666667	990.421297608	6.500000
2A3	12544KBB8	211,788,000.00	1000.000000000	13.737487792	5.416666667	986.262512208	6.500000
2A4	12544KBC6	60,482,000.00	1000.000000000	0.000000000	5.416666667	1000.000000000	6.500000
2A5	12544KBD4	31,470,000.00	1000.000000000	0.000000000	5.416666667	1000.000000000	6.500000
2X	12544KAH6	319,364,272.00	1000.000000000	0.000000000	0.234701250	996.086874113	0.281642
PO2	12544KBE2	147,048.00	1000.000000000	268.556389750	0.000000000	731.443610250	0.000000
3A1	12544KAJ2	78,500,000.00	1000.000000000	0.549362556	5.625000000	999.450637444	6.750000
3A2	12544KAK9	2,769,000.00	1000.000000000	0.549362556	5.625000000	999.450637444	6.750000
3X	12544KAL7	84,217,612.00	1000.000000000	0.000000000	0.311694174	999.461409331	0.374033
4A1	12544KAM5	66,580,000.00	1000.000000000	7.238924790	4.791666667	992.761075210	5.750000
4A2	12544KAN3	2,337,000.00	1000.000000000	7.238924790	4.791666667	992.761075210	5.750000
4X	12544KAP8	60,308,025.00	1000.000000000	0.000000000	0.349843648	992.443807603	0.419812
PO4	12544KAQ6	295,355.00	1000.000000000	4.021137741	0.000000000	995.978862259	0.000000
AR	12544KAU7	100.00	1000.000000000	1000.000000000	5.029306059	0.000000000	6.000000

M	12544KAV5	16,255,000.00	1000.000000000	0.505608389	5.197514134	999.494391611	6.237017
B1	12544KAW3	5,711,000.00	1000.000000000	0.505608389	5.197514134	999.494391611	6.237017
B2	12544KAX1	2,636,000.00	1000.000000000	0.505608389	5.197514134	999.494391611	6.237017
B3	12544KAR4	3,076,000.00	1000.000000000	0.505608389	5.197514134	999.494391611	6.237017
B4	12544KAS2	879,000.00	1000.000000000	0.505608389	5.197514134	999.494391611	6.237017
B5	12544KAT0	2,196,991.09	1000.000000000	0.505608389	5.197514134	999.494391611	6.237017

Totals		878,585,839.09	1000.000000000	5.319864118	5.422262035	994.680135882

THE BANK OF NEW YORK
101 Barclay Street, 4W
New York, NY 10286
Officer:	Michael Cerchio	212-815-6314
Associate:	Jonathan Conte	212-815-6146

CWMBS, Inc.
CHL Mortgage Pass-Through Trust 2007-17
Series 2007-17

Pool Level Data
Distribution Date		9/25/2007
Cut-off Date		8/1/2007
Record Date		8/31/2007
Determination Date		9/1/2007
LIBOR Determination Date		8/28/2007
Accrual Period 30/360	Begin	8/1/2007
	End	9/1/2007
Number of Days in 30/360 Accrual Period		30

One-Month Libor		22.03000%

Prefunding Detail

Target Funding Balance	396,645,000.00
Initial Funded Balance	-
Initial Unfunded Balance	396,645,000.00
Supplemental Loan Deposit from Prefunding Account	-
Final Unfunded Balance	396,645,000.00

Final Unfunded Amounts are passed through as
Principal at the end of the Prefunding Period

Collateral Detail

Original Mortgage Loan Details

Original Aggregate Loan Count	0
Original Stated Principal Balance	878,585,839.09
Original Weighted Average Mortgage Rate	26.96480%
Original Weighted Average Net Mortgage Rate	26.20871%
Original Weighted Average Remaining Term	1,249

Current Mortgage Loan Details

Beginning Aggregate Loan Count	0
Loans Paid Off or otherwise removed pursuant to the PSA	-1,289
Ending Aggregate Loan Count	1,289

Beginning Pool Stated Principal Balance	878,585,839.09
Scheduled Principal	536,526.76
Unscheduled Principal	4,058,491.04
Realized Principal Losses	-
Ending Pool Stated Principal Balance	873,990,821.29

Weighted Averages

Beginning Weighted Average Mortgage Rate	26.96480%
Beginning Weighted Average Net Mortgage Rate	26.20871%
Ending Weighted Average Mortgage Rate	26.96177%
Ending Weighted Average Net Mortgage Rate	26.20563%

Beginning Weighted Average Remaining Term to Maturity	1,249
Ending Weighted Average Remaining Term to Maturity	1,246

Loan Substitution

Aggregate Stated of Principal Balances Removed	-
Aggregate Stated of Principal Balance Added	-
Aggregate Principal Substitution Shortfall Amount	-

Fees of the Trust

Gross Master Servicing Fee	128,127.10
Net Master Servicing Fee	128,127.10
Trustee Fee	6,589.39
Lpmi	2,440.51
Total Net Loan Fees	137,157.00

Servicer Advances

Principal Advances	-
Interest Advances	-
Reimbursement for Principal & Interest Advances	-
Reimbursement for Nonrecoverable Advances	-
Total Advances	-

Mortgage Prepayment Details

Principal Balance of Loans Paid in Full	2,207,803.60
Prepayment Interest Excess	-
Prepayment Interest Shortfall	-
Compensating Interest	-
Net Prepayment Interest Shortfall	-
CPR %	17.48821%
SMM %	1.51101%

Net Interest Shortfalls

Net Prepayment Interest Shortfalls	-
Relief Act Reduction Shortfalls	-
Total Net Interest Shortfalls	-

NAS Principal Distribution Amount

Shift Percentage	0.00000%
Class 2A5 Priority Percentage	0.00000%
Class 2A5 Priority Amount	-

Delinquency Information

Delinquency Info	Group 1	Group 2	Group 3	Group 4

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Delinquency Info		Total

30-59 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

60-89 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

90+ Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

Total	Balance	-	0.00000%
	Loan Count	0	0.00000%

Foreclosure Info	Group 1		Group 2		Group 3		Group 4

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Foreclosure Info		Total

30-59 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

60-89 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

90+ Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

Total	Balance	-	0.00000%
	Loan Count	0	0.00000%

Bankruptcy Info	Group 1		Group 2		Group 3		Group 4

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Bankruptcy Info		Total

30-59 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

60-89 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

90+ Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

Total	Balance	-	0.00000%
	Loan Count	0	0.00000%

REO Info	Group 1		Group 2		Group 3		Group 4

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

REO Info		Total

30-59 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

60-89 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

90+ Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

Total	Balance	-	0.00000%
	Loan Count	0	0.00000%

Totals for Foreclosure Bankruptcy, REO	Group 1		Group 2		Group 3		Group 4

All	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure Bankruptcy, REO	Total

All	-	0.00000%
	0	0.00000%

Totals for Foreclosure,REO Bankruptcy, Delinquency	Group 1		Group 2		Group 3		Group 4

All	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure,REO Bankruptcy, Delinquency	Total

All	-	0.00000%
	0	0.00000%

60+ Delinquency, Foreclosure, Bankruptcy &
REO Totals

Current
One-Month Prior	-
Two-Month Prior	-
Three-Month Prior	-
Four-Month Prior	-
Five-Month Prior	-

60+ Delinquency Average	-	-	-	-
Passing Delinquency Trigger Test	YES	YES	YES	YES

Realized Loss Detail

	Current Period Realized Losses		-
	Cumulative Realized Losses		-
	Total Liquidated Loan Balance		-
	Total Liquidated Proceeds		-
	Subsequent Recoveries		-
	Passing Cumulative Loss Test		YES
	Monthly Default Rate		0.00000%
	Conditional Default Rate		0.00000%

Loan ID		Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

N/A

Group II

N/A

Group III

N/A

Group IV

N/A

Group V

N/A

Group VI

N/A

Group VII

N/A

Group VIII

N/A

Available Funds

	Interest

	Scheduled Interest Collected		4,901,323.38
	Plus: Compensating Interest		-
	Less: Master Servicer Fee		128,127.10
	Less: Mortgage Loan Premiums		2,440.51
	Less: Excess Master Servicing Fee		-
	Total Interest Available		4,770,755.77

	Principal

	Scheduled Principal		536,526.76
	Paid in Full Principal		2,207,803.60
	Curtailment Principal		1,850,687.44
	Liquidation Principal		-
	Repurchased Principal		-
	Substitution Adjustment Principal		-
	Unanticipated Principal Recoveries		-
	Total Principal Available		4,595,017.80

	Other Amounts

	Total Available Funds		9,365,773.57

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance		3,130,325.64
	Capitalized Interest		-
	Supplemental Loan Deposit		-
	Corridor Reserve Fund withdrawal		-
	Principal Reserve Fund withdrawal		-
	Other Amounts		-
	Total Amounts Available		3,130,325.64

	Distribution Payments

	Trustee Fee		2,974.84
	Class Payments		8,961,718.02
	Total Payments		8,964,692.86

Trust Accounts

	Distribution Account

	Beginning Balance		-
	Deposits		3,130,325.64
	Withdrawals		3,130,325.64
	Ending Balance		-

	Supplemental Loan Account

	Beginning Balance		-
	Deposit		-
	Withdrawal		-
	Ending Balance		-

	Capitalized Interest Account

	Beginning Balance		-
	Deposit		-
	Withdrawal		-
	Ending Balance		-

	A Negative Ending Cap Int Balance Indicates
	an overdraft and money is due from the
	Depositor
	A Positive Ending Cap Int Balance Indicates
	a surplus and money is due to the Depositor

	Exchangeable Certificates Distribution
	Account

	Beginnning Balance		-
	Deposit		7,291,315.57
	Withdrawal		7,291,315.57
	Ending Balance		-

Senior Principal Distribution Amounts

	PO Principal Amounts

	Beginning PO Balance		2,352,749.94
	PO Scheduled Principal		171,538.29
	PO Prepayments & Recoveries		2,588.97
	PO Liquidation Principal		-
	PO Principal Loss		-
	Ending PO Balance		2,178,622.69

	NON-PO Principal Amounts

	Beginning Non-PO Balance		876,233,089.15
	Non-PO Scheduled Principal		442,577.11
	Non-PO Prepayments & Recoveries		4,057,252.94
	Non-PO Liquidation Principal		-
	Non-PO Principal Loss		-
	Ending Non-PO Balance		871,551,596.53

Principal Distribution Amounts

	Senior and Subordinate Percentages

	Senior Percentage Original		385.96451%
	Senior Prepayment Percentage Original		400.00000%
	Senior Percentage		385.96451%
	Senior Prepayment Percentage		400.00000%
	Subordinate Percentages		14.03549%
	Subordinate Prepayment Percentage		0.00000%

	Principal Distribution Amounts

	Senior Principal Distribution Amount		4,484,280.58
	Subordinate Principal Distribution Amount		10,307.79
	PO Principal Distribution Amount		174,127.25
	Total Principal Distribution Amount		4,668,715.62

Credit Enhancements

	Subordination

Credit Support	Original	Current
Class A	1,887,371,848.00	1,878,009,760.75
Class A Percentage	98.396665%	98.389602%

Class M	16,255,000.00	16,246,781.34
Class M Percentage	0.847442%	0.851175%

Class B1	5,711,000.00	5,708,112.47
Class B1 Percentage	0.297739%	0.299050%

Class B2	2,636,000.00	2,634,667.22
Class B2 Percentage	0.137426%	0.138031%

Class B3	3,076,000.00	3,074,444.75
Class B3 Percentage	0.160365%	0.161071%

Class B4	879,000.00	878,555.57
Class B4 Percentage	0.045826%	0.046028%

Class B5	2,196,991.09	2,195,880.27
Class B5 Percentage	0.114538%	0.115043%

Stratification Tables

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	0	0.000	-	0.000
50,000.00	-	75,000.00	0	0.000	-	0.000
75,000.00	-	100,000.00	0	0.000	-	0.000
100,000.00	-	125,000.00	0	0.000	-	0.000
125,000.00	-	150,000.00	0	0.000	-	0.000
150,000.00	-	175,000.00	0	0.000	-	0.000
175,000.00	-	200,000.00	0	0.000	-	0.000
200,000.00	-	225,000.00	0	0.000	-	0.000
225,000.00	-	250,000.00	0	0.000	-	0.000
250,000.00	-	275,000.00	0	0.000	-	0.000
275,000.00	-	300,000.00	0	0.000	-	0.000
300,000.00	-	325,000.00	0	0.000	-	0.000
325,000.00	-	350,000.00	1	0.196	349,950.00	0.088
350,000.00	-	375,000.00	1	0.196	368,840.72	0.093
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	3	0.587	1,267,620.31	0.320
425,000.00	-	450,000.00	34	6.654	14,999,815.94	3.791
450,000.00	-	475,000.00	46	9.002	21,337,626.22	5.393
475,000.00	-	500,000.00	63	12.329	30,849,239.38	7.797
500,000.00	-	525,000.00	42	8.219	21,571,960.43	5.452
525,000.00	-	550,000.00	41	8.023	22,074,060.34	5.579
550,000.00	-	575,000.00	30	5.871	16,832,273.92	4.254
575,000.00	-	600,000.00	31	6.067	18,372,655.52	4.644
600,000.00	-	625,000.00	24	4.697	14,632,490.67	3.698
625,000.00	-	650,000.00	32	6.262	20,481,897.35	5.177
650,000.00	-	675,000.00	16	3.131	10,612,526.22	2.682
675,000.00	-	700,000.00	20	3.914	13,765,741.30	3.479
700,000.00	-	725,000.00	20	3.914	14,303,021.49	3.615
725,000.00	-	750,000.00	14	2.740	10,382,172.47	2.624
750,000.00	-	775,000.00	5	0.978	3,827,596.96	0.967
775,000.00	-	800,000.00	10	1.957	7,933,071.00	2.005
>		800,000.00	78	15.264	151,676,247.93	38.337
		Wgt Ave / Total:	511	100.000	395,638,808.17	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	1	0.190	39,420.21	0.012
50,000.00	-	75,000.00	0	0.000	-	0.000
75,000.00	-	100,000.00	1	0.190	75,750.00	0.023
100,000.00	-	125,000.00	0	0.000	-	0.000
125,000.00	-	150,000.00	0	0.000	-	0.000
150,000.00	-	175,000.00	0	0.000	-	0.000
175,000.00	-	200,000.00	0	0.000	-	0.000
200,000.00	-	225,000.00	0	0.000	-	0.000
225,000.00	-	250,000.00	0	0.000	-	0.000
250,000.00	-	275,000.00	0	0.000	-	0.000
275,000.00	-	300,000.00	0	0.000	-	0.000
300,000.00	-	325,000.00	0	0.000	-	0.000
325,000.00	-	350,000.00	0	0.000	-	0.000
350,000.00	-	375,000.00	0	0.000	-	0.000
375,000.00	-	400,000.00	1	0.190	380,640.70	0.118
400,000.00	-	425,000.00	6	1.143	2,545,750.00	0.788
425,000.00	-	450,000.00	46	8.762	20,211,424.80	6.258
450,000.00	-	475,000.00	51	9.714	23,677,644.72	7.331
475,000.00	-	500,000.00	87	16.571	42,575,942.10	13.183
500,000.00	-	525,000.00	40	7.619	20,535,814.65	6.359
525,000.00	-	550,000.00	36	6.857	19,398,814.59	6.006
550,000.00	-	575,000.00	38	7.238	21,330,827.46	6.605
575,000.00	-	600,000.00	42	8.000	24,806,562.41	7.681
600,000.00	-	625,000.00	19	3.619	11,648,110.03	3.607
625,000.00	-	650,000.00	39	7.429	25,070,882.82	7.763
650,000.00	-	675,000.00	10	1.905	6,601,418.29	2.044
675,000.00	-	700,000.00	17	3.238	11,721,409.57	3.629
700,000.00	-	725,000.00	12	2.286	8,551,666.08	2.648
725,000.00	-	750,000.00	7	1.333	5,210,031.85	1.613
750,000.00	-	775,000.00	9	1.714	6,901,674.06	2.137
775,000.00	-	800,000.00	10	1.905	7,952,741.55	2.462
>		800,000.00	53	10.095	63,728,647.67	19.732
		Wgt Ave / Total:	525	100.000	322,965,173.56	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	0	0.000	-	0.000
50,000.00	-	75,000.00	0	0.000	-	0.000
75,000.00	-	100,000.00	0	0.000	-	0.000
100,000.00	-	125,000.00	0	0.000	-	0.000
125,000.00	-	150,000.00	0	0.000	-	0.000
150,000.00	-	175,000.00	0	0.000	-	0.000
175,000.00	-	200,000.00	0	0.000	-	0.000
200,000.00	-	225,000.00	0	0.000	-	0.000
225,000.00	-	250,000.00	0	0.000	-	0.000
250,000.00	-	275,000.00	0	0.000	-	0.000
275,000.00	-	300,000.00	0	0.000	-	0.000
300,000.00	-	325,000.00	0	0.000	-	0.000
325,000.00	-	350,000.00	0	0.000	-	0.000
350,000.00	-	375,000.00	0	0.000	-	0.000
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	1	0.704	424,000.00	0.504
425,000.00	-	450,000.00	15	10.563	6,539,639.11	7.769
450,000.00	-	475,000.00	28	19.718	12,995,879.14	15.440
475,000.00	-	500,000.00	19	13.380	9,330,535.15	11.085
500,000.00	-	525,000.00	15	10.563	7,710,303.70	9.160
525,000.00	-	550,000.00	7	4.930	3,722,573.95	4.423
550,000.00	-	575,000.00	7	4.930	3,942,605.72	4.684
575,000.00	-	600,000.00	7	4.930	4,109,638.59	4.882
600,000.00	-	625,000.00	7	4.930	4,282,107.06	5.087
625,000.00	-	650,000.00	6	4.225	3,807,214.00	4.523
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	6	4.225	4,111,023.67	4.884
700,000.00	-	725,000.00	2	1.408	1,406,051.56	1.670
725,000.00	-	750,000.00	3	2.113	2,199,003.26	2.613
750,000.00	-	775,000.00	3	2.113	2,287,526.68	2.718
775,000.00	-	800,000.00	2	1.408	1,589,995.21	1.889
>		800,000.00	14	9.859	15,714,156.38	18.669
		Wgt Ave / Total:	142	100.000	84,172,253.18	100.000

			Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	0	0.000	-	0.000
50,000.00	-	75,000.00	0	0.000	-	0.000
75,000.00	-	100,000.00	0	0.000	-	0.000
100,000.00	-	125,000.00	0	0.000	-	0.000
125,000.00	-	150,000.00	0	0.000	-	0.000
150,000.00	-	175,000.00	0	0.000	-	0.000
175,000.00	-	200,000.00	0	0.000	-	0.000
200,000.00	-	225,000.00	0	0.000	-	0.000
225,000.00	-	250,000.00	0	0.000	-	0.000
250,000.00	-	275,000.00	1	0.901	257,526.05	0.362
275,000.00	-	300,000.00	0	0.000	-	0.000
300,000.00	-	325,000.00	0	0.000	-	0.000
325,000.00	-	350,000.00	0	0.000	-	0.000
350,000.00	-	375,000.00	0	0.000	-	0.000
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	2	1.802	845,553.38	1.187
425,000.00	-	450,000.00	7	6.306	3,091,515.04	4.341
450,000.00	-	475,000.00	8	7.207	3,726,835.63	5.233
475,000.00	-	500,000.00	13	11.712	6,410,638.65	9.002
500,000.00	-	525,000.00	9	8.108	4,649,862.42	6.529
525,000.00	-	550,000.00	3	2.703	1,608,298.43	2.258
550,000.00	-	575,000.00	7	6.306	3,926,475.81	5.514
575,000.00	-	600,000.00	10	9.009	5,929,137.02	8.326
600,000.00	-	625,000.00	7	6.306	4,283,939.79	6.016
625,000.00	-	650,000.00	5	4.505	3,202,019.69	4.496
650,000.00	-	675,000.00	3	2.703	2,001,656.21	2.811
675,000.00	-	700,000.00	5	4.505	3,432,387.53	4.820
700,000.00	-	725,000.00	4	3.604	2,869,339.02	4.029
725,000.00	-	750,000.00	7	6.306	5,169,025.06	7.258
750,000.00	-	775,000.00	4	3.604	3,058,079.10	4.294
775,000.00	-	800,000.00	1	0.901	794,600.55	1.116
>		800,000.00	15	13.514	15,957,697.00	22.408
		Wgt Ave / Total:	111	100.000	71,214,586.38	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	1	0.196	368,840.72	0.093
5.0	-	5.3	1	0.196	430,342.81	0.109
5.3	-	5.5	6	1.174	3,482,482.60	0.880
5.5	-	5.8	3	0.587	1,670,993.71	0.422
5.8	-	6.0	35	6.849	20,857,853.47	5.272
6.0	-	6.3	71	13.894	49,072,001.67	12.403
6.3	-	6.5	237	46.380	221,747,054.31	56.048
6.5	-	6.8	154	30.137	96,367,604.27	24.357
6.8	-	7.0	3	0.587	1,641,634.61	0.415
7.0	-	7.3	0	0.000	-	0.000
7.3	-	7.5	0	0.000	-	0.000
7.5	-	7.8	0	0.000	-	0.000
7.8	-	8.0	0	0.000	-	0.000
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	511	100.000	395,638,808.17	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	1	0.190	39,420.21	0.012
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	0	0.000	-	0.000
6.0	-	6.3	0	0.000	-	0.000
6.3	-	6.5	5	0.952	3,312,328.66	1.026
6.5	-	6.8	165	31.429	98,765,783.30	30.581
6.8	-	7.0	241	45.905	156,506,651.55	48.459
7.0	-	7.3	59	11.238	35,485,760.75	10.987
7.3	-	7.5	26	4.952	13,491,732.83	4.177
7.5	-	7.8	14	2.667	7,781,581.37	2.409
7.8	-	8.0	7	1.333	3,494,830.61	1.082
>		8.0	7	1.333	4,087,084.28	1.265
		Wgt Ave / Total:	525	100.000	322,965,173.56	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	0	0.000	-	0.000
6.0	-	6.3	0	0.000	-	0.000
6.3	-	6.5	0	0.000	-	0.000
6.5	-	6.8	0	0.000	-	0.000
6.8	-	7.0	38	26.761	23,516,108.57	27.938
7.0	-	7.3	41	28.873	23,639,240.54	28.084
7.3	-	7.5	39	27.465	24,623,247.85	29.253
7.5	-	7.8	10	7.042	4,750,797.40	5.644
7.8	-	8.0	7	4.930	3,651,033.00	4.338
>		8.0	7	4.930	3,991,825.82	4.742
		Wgt Ave / Total:	142	100.000	84,172,253.18	100.000

			Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	2	1.802	1,498,333.82	2.104
5.5	-	5.8	5	4.505	2,940,224.07	4.129
5.8	-	6.0	26	23.423	16,439,265.21	23.084
6.0	-	6.3	25	22.523	15,561,690.94	21.852
6.3	-	6.5	37	33.333	24,354,107.57	34.198
6.5	-	6.8	8	7.207	5,717,729.96	8.029
6.8	-	7.0	8	7.207	4,703,234.81	6.604
7.0	-	7.3	0	0.000	-	0.000
7.3	-	7.5	0	0.000	-	0.000
7.5	-	7.8	0	0.000	-	0.000
7.8	-	8.0	0	0.000	-	0.000
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	111	100.000	71,214,586.38	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	30	5.871	19,350,533.28	4.891
300	-	360	481	94.129	376,288,274.89	95.109
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	511	100.000	395,638,808.17	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	6	1.143	3,215,988.76	0.996
300	-	360	519	98.857	319,749,184.80	99.004
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	525	100.000	322,965,173.56	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	142	100.000	84,172,253.18	100.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	142	100.000	84,172,253.18	100.000

			Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	3	2.703	2,038,343.22	2.862
120	-	180	108	97.297	69,176,243.16	97.138
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	111	100.000	71,214,586.38	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	162	31.703	97,763,176.46	24.710
		FL	20	3.914	12,415,092.64	3.138
		AZ	9	1.761	5,919,661.28	1.496
		VA	47	9.198	29,509,686.78	7.459
		WA	23	4.501	15,029,260.70	3.799
		CO	8	1.566	5,027,455.93	1.271
		Others	242	47.358	229,974,474.38	58.127
		Wgt Ave / Total:	511	100.000	395,638,808.17	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	153	29.143	90,191,622.23	27.926
		FL	23	4.381	13,128,437.53	4.065
		AZ	19	3.619	12,626,073.44	3.909
		VA	28	5.333	15,815,483.91	4.897
		WA	27	5.143	16,717,859.45	5.176
		CO	18	3.429	11,858,756.48	3.672
		Others	257	48.952	162,626,940.52	50.354
		Wgt Ave / Total:	525	100.000	322,965,173.56	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	41	28.873	22,499,181.76	26.730
		FL	8	5.634	4,413,905.68	5.244
		AZ	9	6.338	6,327,529.03	7.517
		VA	6	4.225	3,477,867.11	4.132
		WA	4	2.817	2,101,082.28	2.496
		CO	8	5.634	4,820,561.99	5.727
		Others	66	46.479	40,532,125.33	48.154
		Wgt Ave / Total:	142	100.000	84,172,253.18	100.000

			Group IV

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	25	22.523	18,873,636.70	26.502
		FL	6	5.405	3,465,892.04	4.867
		AZ	0	0.000	-	0.000
		VA	0	0.000	-	0.000
		WA	2	1.802	1,055,034.70	1.481
		CO	1	0.901	516,414.94	0.725
		Others	77	69.369	47,303,608.00	66.424
		Wgt Ave / Total:	111	100.000	71,214,586.38	100.000